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                                                                     EXHIBIT 23C


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-_______), pertaining to the SafeNet, Inc. 2001 Omnibus Stock Plan, of our report dated January 24, 2001, with respect to the consolidated financial statements and schedule of SafeNet, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Baltimore, Maryland
June 6, 2001